Welcome to Prepared USA (Service Mark)

Financial Strength and Stability

As part of the MassMutual Financial Group (Massachusetts Mutual Life Insurance Company and its affiliates), MassMutual has been providing retirement plan services for nearly 60 years. The Massachusetts Mutual Life Insurance Company continues to earn some of the highest financial strength ratings* from four leading independent analytical rating services.

Standard & Poor's . . . . . . . . . . . . . . . . AAA (Extremely strong)
A.M. Best Company. . . . . . . . . . . . . . . . .A++ (Superior)
Moody's Investors Service Inc. . . . . . . . . . .Aa1 (Excellent)
Fitch . . . . . . . . . . . . . . . . . . . . . . AAA (Exceptionally strong)

*Ratings, an indication of financial strength and stability, apply to Massachusetts Mutual Life Insurance Company and are subject to change. This information is current as of May 2005. Ratings do not apply to separate investment accounts or mutual funds offered under the contract.

Prepared USA is a place of comfort, confidence. It is knowing that you are taking positive steps toward reaching your retirement goal.

We all dream of a time when we can stop working, retire, and do some of the things we don't have the time or the money to do now. Good news. R&B, Inc. 401(k) Retirement Plan and Trust has chosen a new service provider for the plan to help ensure your journey to Prepared USASM is a pleasant and productive one.

Introducing MassMutual

To provide you with the best plan and quality services, we recently chose MassMutual as the plan's new service provider and we are excited to offer you new investment opportunities and enhanced services.

An Investment Strategy That's Right For You

MassMutual knows that each investoris different. Through the plan, you can choose from 18 quality investment options. You may want to build your own investment portfolio or receive guidance on what investments to choose. Or, you may want experts to do the work. Through MassMutual, you'll find a robust combination of expertise, services, and innovation to help you find the path to Prepared USASM that is right for you.

Timing and Action Steps for the Transition

July - Communications and Information - Educational meetings will be held during the month of July. At that time, you will receive additional information from MassMutual about your retirement plan. Communications and information about this valuable benefit will be available to you on an ongoing basis.
Week of July 17, 2005 - Week of August 7, 2005 - Blackout Period - While your plan is transitioning to MassMutual, there will be a short period of time when your account activity will be frozen, called a "blackout period." Your account will continue to be invested and contributions will continue to be allocated during this blackout period, but you will not be able to request loans or withdrawals, make changes to your investment selections or transfer monies until the move is completed and balances are reconciled. Therefore, before July 21, 2005, which is the start of the blackout period, it is very important that you review and consider the appropriateness of your current investments since you cannot direct or diversify those investments during the blackout period. Remember, a well-balanced and diversified investment portfolio is important for your long-term retirement security.

If your money is not invested where you want it and you want to change your investment selection or transfer your existing balance prior to the start of the blackout period, please call 800-253-2287 at CIGNA/Prudential or log on to mycigna.com prior to July 21, 2005. This number will be available for inquiry only after July 21, 2005 until the end of July.

You should be aware that there is a risk to holding a substantial portion of your assets in the securities of any one company, as individual securities tend to have wider price swings up and down, in short periods of time, than diversified investments. Stocks that have wide price swings could experience significant losses during the blackout period, when you cannot direct the sale of such stocks from your account. Directors or executive officers of any equity security may not trade (purchase, sell, acquire, transfer) employer securities during the blackout period.

Please call MassMutual at (***) ***-**** between 9:00 a.m. and 5:00 p.m.ET if you have any questions about the beginning and ending dates of the blackout period. (Reference Plan number ******). If you have general questions about the plan, this notice or the transition process, please contact Roslyn Schlupp at (***) ***-****.

August 1, 2005- Transfer of Investments - Your plan assets and current investment selection percentages are being transferred to investments at MassMutual that have similar objectives. This allows you to continue to be invested through this transition period. Money currently in the plan will transfer to investment options at MassMutual as follows: (contact Roslyn Schlupp for details).


August- Access your Account - During the week of August 7, 2005, you will receive a Personal Identification Number (PIN) from MassMutual and you will have access to your retirement account and comprehensive planning tools through MassMutual's participant Web site - The JourneySM. At this time, you will be able to select investments or transfer existing balances. You will also be able to call MassMutual using the toll-free telephone service (***) ***-****.